Exhibit 99.1

Inseego Strengthens Board of Directors with Experienced Operational Leaders in Carrier, AI, and SaaS

Nabil Bukhari and Stephen Bye bring decades of experience to Inseego’s Board of Directors as it continues to invest to drive growth and profitability

SAN DIEGO – November 3, 2025 – Inseego Corp. (Nasdaq: INSG), a global leader in 5G mobile broadband and 5G fixed wireless access (FWA) solutions, announced today that Nabil Bukhari and Stephen Bye are joining its Board of Directors. Both operating executives bring extensive experience in wireless networking, SaaS, and AI, combined with a strong record of driving transformation and go-to-market execution. Their backgrounds in product innovation, platform growth, and business model monetization align directly with Inseego’s strategy to expand its leadership in enterprise connectivity and grow into new markets.

“Nabil and Stephen are exceptional executives and operational leaders who have driven major shifts in enterprise networking, carrier strategy, and software transformation,” said Juho Sarvikas, CEO of Inseego. “Their combined experience in AI, SaaS, and carrier operations aligns directly with Inseego’s. I look forward to their input and expertise as we continue to scale our business and deliver on our strategic growth priorities.”

"We are delighted to welcome Nabil and Stephen to our board," said Jeff Tuder, Chairman of Inseego's Board of Directors. "Both executives are accomplished operators who bring enormous strategic and business insights across the core domains that are critical to Inseego’s future growth: carriers, enterprise networking, software, AI and other emerging technologies. Their experience scaling businesses and driving product innovation will be invaluable as Juho and the team capitalize on Inseego’s significant market opportunities."

Nabil Bukhari is currently President of AI Platforms and CTO at Extreme Networks (NASDAQ: EXTR), where he runs product development, engineering, and the company's subscription business. He's been focused on weaving AI into Extreme's networking products. Before Extreme, Bukhari spent years building and scaling SaaS platforms and cloud-based networking products, both at startups and larger companies. His background is in taking complex technology and making it actually work for customers.

“Inseego plays a defining role in the 5G conversation, setting new standards for how enterprise connectivity is built and delivered.” Bukhari said. “They’ve built technology that enterprises can trust. What really energizes me is how they’re taking that foundation and moving into new use cases and markets where connectivity isn’t optional, it’s critical. I’m looking forward to working with the board and the team to help accelerate that journey.”

Stephen Bye is CEO of Ookla, the leading network intelligence company and creator of the ubiquitous Speedtest product, and a division within Ziff Davis (NASDAQ: ZD). He also sits on EchoStar's board (NASDAQ: SATS).

Bye has spent his career helping carriers evolve and compete in new ways. At DISH, he led commercial strategy during the company’s wireless network buildout, redefining how carriers bring next-generation services to market. His earlier leadership at C Spire, Sprint, Cox Communications, and AT&T, along with international roles at BellSouth, Optus, and Telstra, give him a unique perspective on scaling and monetizing connectivity across markets.

"Inseego has carved out a solid position in enterprise connectivity." Bye said. "I like their focus. The FWA market is expanding, and they've got the team, the products and partnerships to grow with this market, and beyond. With 5G Advanced and 6G around the corner, Inseego as a technology leader is in a unique position. I've seen firsthand the need for advancing wireless connectivity, and I'm very excited to join Inseego's board as we define the future for enterprise wireless and focus on technology leadership."

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In connection with the appointments, the size of Inseego's board was increased from six to eight members.

About Inseego Corp.

Inseego Corp (Nasdaq: INSG) is a leading provider of cloud-managed, wireless broadband connectivity solutions. Inseego’s comprehensive hardware portfolio, combined with its Software-as-a-Service (SaaS) platform for device, network, and subscriber management, enables seamless business connectivity and simplifies subscription management, wireless deployments, and network operations for Fixed Wireless Access (FWA), IoT, and mobile networking. As an early pioneer in mobile broadband and a leading innovator in 5G for business, Inseego has delivered over 10 generations of solutions that provide unmatched speed, security, and reliability for businesses, government agencies, and educational institutions. For more information about Inseego, visit www.inseego.com.

Investor Relations Contact:

Matt Glover
ir@inseego.com

Media Relations Contact:

Jodi Ellis

pr@inseego.com

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